UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):

October 21, 2026

TREASURE GLOBAL INC

(Exact name of registrant as specified in its charter)

Delaware	001-41476	36-4965082
(State or other jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

276 5th Avenue, Suite 704 #739 New York, New York	10001
(Address of registrant’s principal executive office)	(Zip code)

+6012 643 7688

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.00001 per share	TGL	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On October 21, 2026, Tadaa Technologies Sdn Bhd (“Tadaa”), a Malaysian company and a wholly owned subsidiary of Treasure Global Inc, a Delaware corporation (the “Company”), entered into a Software Development Agreement (the “Agreement”) with Techcom Vintage Sdn Bhd, a Malaysian company (the “Developer”). Under the Agreement, the Developer will design, develop, integrate, test, deploy and deliver a centralized fertilizer subsidy traceability and AI agriculture intelligence ecosystem known as the Government Smart Fertilizer Traceability & AI Agriculture Intelligence Programme (the “Platform”). Tadaa intends to operate the Platform in support of subsidy programs administered by participating government ministries, departments, agencies and statutory bodies.

The Platform is to be delivered in five phases: (i) Phase 1, strategic planning, architecture and an RFID proof of concept, to be completed within one month of October 21, 2026, the effective date of the Agreement (the “Effective Date”); (ii) Phase 2, a core inventory, RFID and farmer platform; (iii) Phase 3, intelligent logistics and GPS distribution; (iv) Phase 4, AI agriculture and farmer intelligence, with each of Phases 2 through 4 to be completed within three months of the Effective Date; and (v) a final integration and handover phase, to be completed within ten months of the Effective Date. The Developer is responsible for supplying all hardware (including RFID tags, readers, GPS and telematics devices) and third-party components required for the Platform, together with related documentation, and must provide 90 days of post-delivery support and warranty services following acceptance of each phase and following final acceptance of the integrated Platform.

In consideration for the services, Tadaa will pay the Developer fixed software development fees of RM8,000,000, inclusive of all of the Developer’s costs and Malaysian sales and service tax. The fees are payable in cash in six milestones: (i) a mobilization payment of RM4,000,000 (50%), payable within two business days after signing; (ii) RM1,200,000 (15%) upon acceptance of Phase 1; (iii) RM1,200,000 (15%) upon acceptance of Phase 2; (iv) RM800,000 (10%) upon acceptance of Phase 3; (v) RM600,000 (7.5%) upon acceptance of Phase 4; and (vi) RM200,000 (2.5%) upon final acceptance. The fees may be varied only by a change request approved in writing by Tadaa, and Tadaa may set off liquidated damages and other amounts owed by the Developer against amounts payable under the Agreement.

Each phase is subject to acceptance testing against approved acceptance criteria. If the Developer fails to complete a phase and obtain the relevant acceptance certificate by the applicable completion date, the Developer must pay liquidated damages of 2% of the value of the delayed phase for each week or part thereof, capped at 10% of that phase’s value. If a phase fails acceptance testing on three occasions, Tadaa may permit further rectification, accept the phase at a reduced value, or terminate the Agreement. The Agreement also requires the Developer to meet specified service levels for the resolution of critical, high-severity and other issues.

All intellectual property rights in the software, deliverables and source code developed under the Agreement vest exclusively in Tadaa, and the Developer grants Tadaa a perpetual, irrevocable, worldwide, royalty-free, transferable license to any pre-existing Developer intellectual property incorporated into the Platform. The Developer must maintain all source code in a repository owned and controlled by Tadaa and must comply with Malaysia’s Personal Data Protection Act 2010 in processing personal data under the Agreement.

The Agreement continues until the expiry of the post-delivery support period following final acceptance, unless terminated earlier. Tadaa may terminate the Agreement immediately upon written notice for, among other things, an incurable breach or a breach not cured within 14 days after notice, three failed acceptance tests of a phase, liquidated damages for a phase reaching the 10% cap, a change of control of the Developer without Tadaa’s consent, or the Developer’s insolvency, and may terminate for convenience on not less than 30 days’ written notice. The Developer may terminate only if Tadaa fails to pay an undisputed amount within 60 days after written notice. Either party may terminate upon the other party’s insolvency or if a force majeure event continues for more than three months in aggregate. Tadaa may also suspend the services for up to 30 days in aggregate without liability.

The Agreement contains customary representations, warranties and covenants, including confidentiality obligations and the Developer’s warranty of non-infringement. The Developer has agreed to indemnify Tadaa and its affiliates for losses arising from, among other things, the Developer’s breach, negligence, willful misconduct or fraud and third-party infringement claims, and Tadaa has agreed to indemnify the Developer for losses arising directly from Tadaa’s material breach. Except as specified, neither party is liable for economic, indirect or consequential losses. The Agreement is governed by Malaysian law, and the parties submit to the exclusive jurisdiction of the courts of Malaysia.

The Developer is not an affiliate of the Company, and there is no material relationship between the Company or any of its affiliates and the Developer, other than in respect of the Agreement.

The foregoing description of the Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits

Exhibit*	Description
10.1	Software Development Agreement, dated October 21, 2026, between Tadaa Technologies Sdn Bhd and Techcom Vintage Sdn Bhd
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

*	Certain personally identifiable information has been omitted from this exhibit pursuant to Item 601(a)(6) of Regulation S-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 23, 2026	TREASURE GLOBAL INC.

	By:	/s/ Pusparajan a/l Vadiveloo
	Name:	Pusparajan a/l Vadiveloo
	Title:	Chief Financial Officer

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